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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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/ /	Soliciting Material Pursuant to §240.14a-12
EARTHLINK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EARTHLINK, INC.
1375 Peachtree St.
Atlanta, Georgia 30309
(404) 815-0770

April 18, 2002

Dear Stockholders:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of EarthLink, Inc. (the "Company"), which will be held at 10:00 a.m. (local time) on Thursday, May 23, 2002, at the Georgia Center for Advanced Telecommunications Technology (GCATT), located at 250 14th Street NW, Atlanta, Georgia (the "Annual Meeting").

        The principal business of the Annual Meeting will be (i) the election of our Class III directors, (ii) the approval and ratification of the adoption of the EarthLink, Inc. Employee Stock Purchase Plan and the reservation of shares of the Company's Common Stock for issuance thereunder, and (iii) the ratification of the appointment by the Company's Board of Directors of Ernst & Young LLP as independent auditors for the year ending December 31, 2002. We will also review our results for the past fiscal year and report on significant aspects of our operations during the first quarter of 2002.

        Our Board of Directors is divided into three classes, with only one class (Class III) to be elected at this year's Annual Meeting. Please refer to the section entitled "Proposal 1—Election of Directors" in the Proxy Statement for further details.

        If you do not attend the Annual Meeting, you may vote your shares in any of three ways—by mail, by telephone or by Internet. The enclosed proxy card materials provide you details on how to vote by these three methods. Whether or not you plan to attend the Annual Meeting, we encourage you to vote in the method that suits you best so that your shares will be voted at the Annual Meeting. If you decide to attend the Annual Meeting, you may revoke your proxy and personally cast your votes.

        Thank you, and we look forward to seeing you at the Annual Meeting or receiving your proxy vote.

                      Sincerely yours,

                      Sky D. Dayton
                       Chairman of the Board

EARTHLINK, INC.
1375 Peachtree St.
Atlanta, Georgia 30309
(404) 815-0770

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2002 Annual Meeting of the Stockholders of EarthLink, Inc. (the "Company") will be held at 10:00 a.m. (local time), on Thursday, May 23, 2002, at the Georgia Center for Advanced Telecommunications Technology (GCATT), located at 250 14th Street NW, Atlanta, Georgia. The meeting is called for the following purposes:

  1.
  To elect Class III directors for a three-year term;

  2.
  To approve and ratify the adoption of the EarthLink, Inc. Employee Stock Purchase Plan and to reserve shares of the Company's Common Stock for issuance thereunder;

  3.
  To ratify the appointment by the Company's Board of Directors of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002; and

  4.
  To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 25, 2002 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                      By order of the Board of Directors,

                      Sky D. Dayton
                       Chairman of the Board

Atlanta, Georgia
April 18, 2002

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES BY MAIL WITH THE ENCLOSED PROXY CARD, BY TELEPHONE OR BY INTERNET SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU WISH, YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

EARTHLINK, INC.
1375 Peachtree St.
Atlanta, Georgia 30309

PROXY STATEMENT
For the Annual Meeting of Stockholders
to be held May 23, 2002

        This Proxy Statement is furnished by and on behalf of the Board of Directors (the "Board of Directors") of EarthLink, Inc. (the "Company" or "EarthLink") in connection with the solicitation of proxies for use at the 2002 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (local time) on Thursday, May 23, 2002, at the Georgia Center for Advanced Telecommunications Technology (GCATT), located at 250 14th Street NW, Atlanta Georgia, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be mailed on or about April 18, 2002 to the Company's stockholders of record (the "Stockholders") on the Record Date, as defined below.

        THE BOARD OF DIRECTORS URGES YOU TO VOTE YOUR SHARES BY ANY OF THE THREE AVAILABLE METHODS—BY MAIL, BY TELEPHONE OR BY INTERNET. IF YOU VOTE BY MAIL, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT !

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

        Proxies will be voted as specified by the Stockholder or Stockholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") represented thereby will be voted FOR the proposals set forth in this Proxy Statement. The submission of a signed proxy will not affect a Stockholder's right to attend and to vote in person at the Annual Meeting. A Stockholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

        Only holders of record of Common Stock as of the close of business on March 25, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting. Holders of shares of Common Stock (the "Shares") authorized to vote are entitled to cast one vote per Share on all matters voted upon at the Annual Meeting. As of the close of business on the Record Date, there were 150,165,193 Shares outstanding.

Quorum Required

        According to the Company's Bylaws, the holders of a majority of the Shares entitled to be voted must be present or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld and abstentions are counted in determining whether a quorum exists.

Vote Required

        Under Delaware law, directors are elected by a plurality of the votes of the Shares entitled to vote and present in person or represented by proxy at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. A stockholder may withhold votes from any or all nominees by notation on the proxy card. Except to the extent that a stockholder withholds votes from any or all nominees, the persons named in the proxy card, in their sole discretion, will vote such proxy for the election of the nominees listed below as directors of the Company.

        Abstentions will be counted in determining the minimum number of votes required for approval of proposals and will therefore, have the effect of votes against such proposals. Broker non-votes, those Shares held by a broker or nominee as to which such a broker or nominee does not have discretionary voting power, will not be counted as votes for or against approval of such matters.

        With respect to any other matters that may come before the Annual Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its stockholders.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

        EarthLink's Amended and Restated Certificate of Incorporation provides that the Company shall have at least two and not more than 17 directors, with the exact number to be fixed by resolution of the Board of Directors from time to time or by a majority vote of the stockholders entitled to vote on directors. The current size of the Board of Directors is fixed at 13, and the Company currently has eight directors. The existing vacancies may be filled by the Board of Directors in the future. The Board of Directors held seven meetings in 2001, and held one meeting from January 1, 2002 through the date of this Proxy Statement.

        As established in its Amended and Restated Certificate of Incorporation, EarthLink's Board of Directors is divided into three classes, designated as Class I, Class II and Class III, which classes are to have as nearly equal number of directors as possible. The current eight-member Board of Directors consists of three Class I members, three Class II members and two Class III members. The remaining five director positions (which are currently vacant) consist of two Class I directorships, one Class II directorship and two Class III directorships. The term for each class is three years, which expires at the third succeeding annual stockholder meeting after their election. The term for our Board of Director's Class III directors expires at this year's Annual Meeting.

Directors Standing for Election

        The Board of Directors has nominated Charles G. Betty and Sky D. Dayton for election as Class III directors to the Board of Directors at the Annual Meeting, each to serve until the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

        Set forth below is certain biographical information furnished to the Company by the directors standing for election:

Charles G. Betty—Class III Director

Age: 45

        Mr. Betty is our Chief Executive Officer and a member of our Board of Directors, and has served in those positions since February 2000 when EarthLink Network, Inc. ("EarthLink Network") merged with MindSpring Enterprises, Inc. ("MindSpring"). Mr. Betty served as President and as a director of EarthLink Network from January 1996 until May 1996 when he was named President and Chief Executive Officer of EarthLink Network, serving in each capacity until its merger with MindSpring. From February 1994 to January 1996, Mr. Betty was a strategic planning consultant, advising Reply Corp., Perot Systems Corporation and Microdyne, Inc. From September 1989 to February 1994, Mr. Betty served as President, Chief Executive Officer and a director of Digital Communications Associates, Inc., a publicly traded network connectivity provider. Mr. Betty serves on the Board of Directors of ChoicePoint Inc.

Sky D. Dayton—Class III Director

Age: 30

        Mr. Dayton is the Chairman of the Board of Directors of EarthLink and the founder of EarthLink Network. After founding EarthLink Network in May 1994, Mr. Dayton served as Chief Executive Officer until May 1996 and Chairman of the Board until February 2000. He has served on the Board of Directors of EarthLink since February 2000 and was named Chairman of the Board in August 2000. Mr. Dayton is Founder, Chairman of the Board and Chief Executive Officer of Boingo Wireless, Inc. He is also a member of the Board of Directors of eCompanies, LLC and Business.com, Inc., is a founding partner of eCompanies Venture Group, LP, and a partner in Evercore Ventures.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE.

DIRECTORS CONTINUING IN OFFICE

        Below is certain biographical information furnished to the Company by each of the directors continuing in office and not subject to a vote at the Annual Meeting:

Austin M. Beutner—Class I Director

Age: 42

        Mr. Beutner has served on our Board of Directors since April 2001. He is the Registered Representative of Evercore Group Inc., which he co-founded in 1996, Co-Chairman of Evercore Capital Partners L.P. and Chairman of the Board and Chief Executive Officer of Evercore Ventures. From 1994 to 1996, Mr. Beutner was President and Chief Executive Officer of The U.S. Russia Investment Fund, a private investment company capitalized with $440 million by the U.S. Government. Mr. Beutner serves on the Board of Directors of American Media, Inc., Business.com, Inc., Continental Energy Services, Inc., eCompanies, LLC, Encoda Systems, Inc., Energy Partners, Ltd., Telenet Holding N.V. and Vertis, Inc. and as an observer on the Board of Directors of Callahan Associates International L.L.C. He also serves as Trustee of the California Institute of the Arts and is a member of the Council on Foreign Relations.

Marce Fuller—Class I Director

Age: 41

        Ms. Fuller has served on our Board of Directors since October 2001. Since July 1999, she has been President, Chief Executive Officer and a member of the Board of Directors of Mirant Corp., a U.S. marketer of power and natural gas. Under Ms. Fuller's guidance, Mirant spun off from its parent, Southern Company, in April 2001. From September 1997 to July 1999, Ms. Fuller served as President and Chief Executive Officer of the Mirant Americas Energy Marketing division of Mirant. From May 1996 to September 1997, Ms. Fuller was Senior Vice President of Mirant's North American operations and business development, and from February 1994 to May 1996, she was Mirant's Vice President for domestic business development. Ms. Fuller serves on the Board of Directors of numerous corporations, educational institutions and governmental agencies including the Curtiss-Wright Corporation, the U.S. Department of Energy's Electricity Advisory Board, the President's International Board of Advisors of the Philippines, the Leadership Board of the College of Engineering, University of Alabama and the Board of Trustees of the Atlanta International School.

Robert M. Kavner—Class I Director

Age: 58

        Mr. Kavner has served on our Board of Directors since February 2001. He was a member of the Board of Directors of EarthLink Network until the merger with MindSpring in February 2000. Since 1995, Mr. Kavner has been a venture capital investor in Internet companies and in December 1998, he became Vice Chairman of Idealab, Inc., an incubator of Internet companies. In April 2001, he retired and continues as a member of the Board of Directors of Idealab, Inc. From September 1996 through

December 1998, he served as President and Chief Executive Officer of On Command Corporation, a provider of on-demand video for the hospitality industry. From 1984 to 1994, Mr. Kavner held several senior management positions at AT&T, including Senior Vice President and Chief Financial Officer, Chief Executive Officer of the Multimedia Products and Services Group, and Chairman of AT&T Venture Capital Group. Mr. Kavner also served as a member of AT&T's Executive Committee. Mr. Kavner serves as a member of the Board of Directors of Fleet Boston Financial, Inc., Jupiter Media Metrix, Inc., and Overture Services, Inc., where he is also Chairman of the Board.

Linwood A. Lacy, Jr.—Class II Director

Age: 56

        Mr. Lacy has served on our Board of Directors since February 2000 when EarthLink Network merged with MindSpring, and was a member of the Board of Directors of EarthLink Network from June 1996 until its merger with MindSpring. From October 1996 to October 1997, he served as President and Chief Executive Officer of Micro Warehouse Incorporated. From 1985 to May 1996, he served as the Co-Chairman and Chief Executive Officer of Ingram Micro, Inc., a microcomputer products distributor and a then wholly-owned subsidiary of Ingram Industries Inc. From December 1993 to June 1995, Mr. Lacy was also President of Ingram Industries Inc. From June 1995 until April 1996, he was President and Chief Executive Officer of Ingram Industries Inc., and from April 1996 to May 1996, he served as its Vice Chairman. Mr. Lacy was the Chairman of 4Sure.com, Inc. from June 1998 to July 2001. Mr. Lacy serves as a member of the Board of Directors of Ingram Industries Inc. and Modus Media International.

Michael S. McQuary—Class II Director

Age: 42

        Mr. McQuary is our President and a member of our Board of Directors, on which he has served since February 2000 when EarthLink Network merged with MindSpring. He served as the President of MindSpring from March 1996, Chief Operating Officer of MindSpring from September 1995 and as a member of the Board of Directors of MindSpring from December 1995 until its merger with EarthLink Network. He also served as MindSpring's Executive Vice President from October 1995 to March 1996 and MindSpring's Executive Vice President of Sales and Marketing from July 1995 to September 1995. Prior to joining MindSpring, Mr. McQuary served in a variety of management positions with Mobil Chemical Co., a petrochemical company, from August 1984 to June 1995, including Regional Sales Manager from April 1991 to February 1994 and Manager of Operations (Reengineering) from February 1994 to June 1995.

Robert M. Metcalfe—Class II Director

Age: 56

        Dr. Robert M. Metcalfe has served on our Board of Directors since October 2001. Dr. Metcalfe is a general partner of Polaris Venture Partners, which he joined in January 2001 and where he specializes in information technology start-ups. Dr. Metcalfe represents Polaris on the Board of Directors of Ember, Narad Networks, Inc., InvisibleHand Networks, and Nanosys, Inc. He also serves on the Board of Directors of Avistar Communications, Camden Technology Conference, IDC, IDG, Kelmscott Rare Breeds Foundation, The Massachusetts Institute of Technology and MediaLabEurope. While an engineer-scientist (1965-1979), Dr. Metcalfe helped develop the early Internet. In 1973, at the Xerox Palo Alto Research Center, he invented Ethernet, the international local-area networking standard on which he shares four patents. From 1976 through 1983, he was consulting associate professor of electrical engineering at Stanford University. While an entrepreneur-executive (1979-1990), Dr. Metcalfe founded 3Com Corporation, where at various times he was Chairman of the Board, Chief Executive Officer, division general manager and vice president of engineering, marketing and sales. From 1990 to 2000, Dr. Metcalfe was a publisher and industry commentator, including serving as Chief Executive Officer of IDG's InfoWorld Publishing Company (1992-1995), and writing for various other publications, including

The Wall Street Journal, Forbes and The New York Times. He is a member of the National Academy of Engineering.

        In 2001, William T. Esrey, Campbell B. Lanier, III, Len J. Lauer, Philip W. Schiller, William H. Scott, III and Reed E. Slatkin each served on but resigned from the Board of Directors. Mr. Beutner, Ms. Fuller, Mr. Kavner and Dr. Metcalfe each were appointed to the Board of Directors in 2001.

Certain Legal Proceedings

        Marce Fuller, a member of our Board of Directors, was an executive officer of Mobile Energy Services Company, L.L.C. ("Mobile Energy") and its parent Mobile Energy Services Holdings, Inc., each affiliates of the Southern Company, at the time such entities filed for bankruptcy in January 1999. Ms. Fuller left such officer positions in 2001 and 1999, respectively, and is not currently an executive officer of either entity. Mobile Energy owns a power generating facility which provides power and steam to a tissue mill in Mobile, Alabama. A proposed plan of reorganization of both entities is pending before the bankruptcy court.

Committees of the Board of Directors

        The Company has the following standing committees of its Board of Directors: Compensation Committee, Audit Committee, Investment Committee and Nominating Committee.

        The Compensation Committee presently consists of: Mr. Lacy (Chairman), Mr. Dayton and Ms. Fuller. The Compensation Committee met four times during the year ended December 31, 2001. The Compensation Committee establishes cash and long-term incentive compensation for executive officers and other key employees of the Company. The Compensation Committee also administers the Company's Stock Incentive Plan for employees and Stock Option Plan for Non-Employee Directors. In 2001, Mr. Lanier, Mr. Kavner and Mr. Schiller each served on but resigned from the Compensation Committee.

        The Audit Committee presently consists of: Mr. Kavner (Chairman), Mr. Beutner and Dr. Metcalfe. The Audit Committee met five times during the year ended December 31, 2001. The Audit Committee is responsible for making recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of audits and other services provided by the Company's independent auditors and reviews and evaluates the Company's internal control functions. The members of our Audit Committee are independent, as defined in Rule 4200(a)(15) of the NASD Listing Standards for Nasdaq-listed companies. In 2001, Mr. Lacy, Mr. Lauer, Mr. Scott and Mr. Slatkin each served on but resigned from the Audit Committee.

        The Investment Committee presently consists of: Mr. Betty, Mr. Dayton and Mr. Lacy. The Investment Committee did not meet separately during the year ended December 31, 2001. The Investment Committee is responsible for reviewing, analyzing and making determinations regarding material investments by EarthLink in other companies. In 2001, the responsibilities of the Investment Committee were met by the entire Board of Directors. In 2001, Mr. Scott and Mr. Slatkin each served on but resigned from the Investment Committee.

        The Nominating Committee of the Board of Directors presently consists of Mr. Dayton and Mr. Betty. The Nominating Committee did not meet during the year ended December 31, 2001. The Nominating Committee is responsible for identifying, nominating, proposing and qualifying nominees for open seats on the Board of Directors. In 2001, the responsibilities of the Nominating Committee were met by the entire Board of Directors. The Nominating Committee does not consider or accept nominees recommended by the Company's security holders.

Director Compensation

        Directors do not receive cash compensation for serving in that capacity, but are reimbursed for the expenses they incur in attending meetings of the Board of Directors or committees thereof. Non-employee directors are eligible to receive options to purchase Common Stock awarded under the Company's Stock Option Plan for Non-Employee Directors. Members of EarthLink's Board of Directors are granted stock options to purchase EarthLink Common Stock as follows: options to purchase 35,000 shares are granted upon joining the Board of Directors, and options to purchase 10,000 shares are granted yearly, each with an exercise price equal to the fair market value on the date of grant.

EXECUTIVE OFFICERS

        The executive officers of the Company serve at the discretion of the Board of Directors, and serve until they resign, are removed or are otherwise disqualified to serve, or until their successors are elected and qualified. EarthLink's executive officers presently include: Charles G. Betty, Lee Adrean, Linda W. Beck, Samuel R. DeSimone, Jr., Karen L. Gough, William S. Heys, Jon M. Irwin, Michael C. Lunsford, Michael S. McQuary, Veronica J. Murdock, Gregory J. Stromberg, Lance Weatherby and Brinton O. C. Young. The following sets forth biographical information for our executive officers who are not directors, for whom the biographical summaries are provided in "Proposal 1—Election of Directors" and "Directors Continuing in Office" above.

Lee Adrean—Executive Vice President and Chief Financial Officer

Age: 50

        Mr. Adrean has served as our Executive Vice President and Chief Financial Officer since March 2000. From May 1995 to February 2000, Mr. Adrean served as Executive Vice President and Chief Financial Officer of First Data Corporation in Atlanta. From August 1993 to April 1995, Mr. Adrean served as President of Providian Corporation Agency Group (a division of Providian Corporation). Prior to that, Mr. Adrean was Chief Financial Officer of Providian Corporation and held various positions with Bain & Company and Peat, Marwick, Mitchell & Company.

Linda W. Beck—Executive Vice President, Operations

Age: 38

        Ms. Beck has served as our Executive Vice President of Operations since September 2000. Ms. Beck is responsible for the management of EarthLink's operations groups, including development, system administration, MIS and network operations. Following the EarthLink Network/MindSpring merger in February 2000, Ms. Beck served as Vice President of Engineering responsible for the development of EarthLink's products and services, as well as the development of EarthLink's service delivery infrastructure. She held similar positions at both MindSpring from February 1999 to February 2000 and Netcom from September 1996 to February 1999. Before joining Netcom in 1996, Ms. Beck served in a variety of positions at Sybase, GTE, Amdahl and the National Security Agency.

Samuel R. DeSimone, Jr.—Executive Vice President, General Counsel and Secretary

Age: 42

        Mr. DeSimone has served as our Executive Vice President, General Counsel and Secretary since February 2000. Prior to that, Mr. DeSimone served in such capacities at MindSpring since November 1998. From September 1995 to August 1998, Mr. DeSimone served as Vice President of Corporate Development with Merix Corporation of Forest Grove, Oregon, a printed circuit board manufacturer. From June 1990 to August 1995, he was an associate attorney and partner with Lane Powell Spears Lubersky of Portland, Oregon.

Karen L. Gough—Executive Vice President, Marketing

Age: 45

        Ms. Gough has served as our Executive Vice President, Marketing since June 2001. She is responsible for leading our consumer marketing efforts, including branding campaigns, advertising, media, promotions and our extensive direct marketing efforts. Prior to joining EarthLink, from October 1998 until June 2001, she served as the Vice President of Marketing Solutions for The Coca-Cola Company, where she was responsible for Coca-Cola's media planning and buying, brand building promotional marketing programs, and sports and entertainment marketing initiatives. From August 1990 to October 1998, Ms. Gough held a variety of senior sales and marketing positions with Reckitt & Colman, Inc., a manufacturer of household cleaning products and specialty food items. She has also held sales and marketing positions with Pepsi-Cola Company, The National Football League Properties and International Playtex.

William S. Heys—Executive Vice President, Sales

Age: 52

        Mr. Heys has served as our Executive Vice President, Sales since September 2000 and was Executive Vice President, Business Development and Business Services from February 2000 to September 2000. Prior to that, Mr. Heys served as Senior Vice President, Sales of EarthLink Network since August 1999, and was Vice President of EarthLink Network's relationship with Sprint from January 1999 to August 1999. Prior to joining EarthLink Network in October 1994, Mr. Heys founded BHC & Associates, a high-tech industry consulting firm. Before starting BHC, Mr. Heys served in a variety of executive sales and marketing management positions at IBM, Wang, Hayes Microcomputer Products and Digital Communications Associates, Inc.

Jon M. Irwin—Executive Vice President, Member Experience

Age: 41

        Mr. Irwin has served as our Executive Vice President, Member Experience since September 2000 and was Executive Vice President of Operations from February 2000 to September 2000. Mr. Irwin served EarthLink Network in a variety of executive positions from November 1995 until its merger with MindSpring in February 2000, including Executive Vice President of Operations, Senior Vice President of Broadband Services and Vice President of Customer Support. From November 1994 to November 1995, Mr. Irwin was Vice President for Operations at WorldCom, a telecommunications company. From November 1992 to November 1994, Mr. Irwin served as Vice President of Corporate Development for Impact Telecommunications, an integrated communications company. He has been involved in several start-up telecommunications companies in various management roles.

Michael C. Lunsford—Executive Vice President, Strategic Brand Marketing

Age: 34

        Mr. Lunsford has served as our Executive Vice President, Strategic Brand Marketing since August 2001. Prior to that, Mr. Lunsford served as Executive Vice President, Broadband Services from February 2000 to August 2001, and in that same role for EarthLink Network from November 1999 until its merger with MindSpring in February 2000. Prior to that, Mr. Lunsford was EarthLink Network's Vice President of Special Projects, a position he held from the beginning of his employment with EarthLink Network in March of 1999. Before joining EarthLink Network, Mr. Lunsford was a Director with Scott, Madden & Associates, a management consulting firm in Raleigh, North Carolina, from 1995 to 1999. Prior to that, Mr. Lunsford worked for Andersen Consulting in Chicago, Illinois.

Veronica J. Murdock—Executive Vice President, Acquisitions and Integration

Age: 38

        Ms. Murdock has served as our Executive Vice President, Acquisitions and Integration since September 2000. Ms. Murdock has served EarthLink in a variety of executive positions including, Executive Vice President of Member Support and Services and Vice President, Member Support and Services. Prior to joining EarthLink Network, from 1994 to 1998, Ms. Murdock served as Senior Vice President of Worldwide Operations for 7th Level, a multimedia company. Prior to that, Ms. Murdock served as Vice President of Operations for Digital Magic, a visual effects and teleportation company, as well as several executive positions managing teleproduction studios and content technology for the film and television mediums.

Gregory J. Stromberg—Executive Vice President, Employee Services

Age: 49

        Mr. Stromberg has served as our Executive Vice President, Employee Services since February 2000. Prior to that, Mr. Stromberg served as MindSpring's Executive Vice President of Business Services since January 1999, Executive Vice President of Technology from August 1998 until January 1999, Executive Vice President of Call Centers from March 1998 until August 1998, Vice President of Call Centers from June 1996 to March 1998, and Vice President of Technical Support from October 1995 until June 1996. From June 1993 to September 1994, Mr. Stromberg worked as a Regional Manager for Digital Financial Services, a subsidiary of GE Capital. Mr. Stromberg worked in various sales, product management, operations and management positions with Digital Equipment Corporation from June 1983 to June 1993.

Lance Weatherby—Executive Vice President, EarthLink Everywhere

Age: 41

        Mr. Weatherby has served as Executive Vice President, EarthLink Everywhere since September 2000. From February 2000 to September 2000, he served as EarthLink's Executive Vice President of Dialup Services. From September 1995 until the EarthLink Network/MindSpring merger in February 2000, Mr. Weatherby served in a variety of executive positions at MindSpring including Executive Vice President of Sales and Marketing and Vice President of Business Development. Prior to joining MindSpring, Mr. Weatherby held a variety of sales, sales management and marketing positions with Mobil from October 1990 through September 1995, including District Sales Manager from December 1992 through September 1995.

Brinton O. C. Young—Executive Vice President, Strategic Planning

Age: 50

        Mr. Young has served as our Executive Vice President, Strategic Planning since June 2001. From February 2000 to June 2001, he was our Executive Vice President, Marketing and Corporate Strategy. Prior to that, he was Senior Vice President, Marketing of EarthLink Network from August 1998 through February 2000, and was Vice President, Strategic Planning of EarthLink Network from March 1996 throughout 1998. From 1990 to 1996, Mr. Young was President of Young & Associates, a consulting firm specializing in strategic planning for high growth companies.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. These persons are also required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of the Company's reporting persons complied during fiscal 2001 with all applicable Section 16(a) filing requirements, except for the following: Mr. Heys has filed a report on Form 5 to correct his unintentional failure to report one transaction in November 2001; Ms. Fuller has filed a report on Form 5 to correct the unintentional omission to report existing holdings of the Company's Common Stock at the time she filed her Form 3 report in November 2001; and Mr. Irwin has filed a report on Form 5 to correct his unintentional failure to report one transaction in November 2001.

Beneficial Ownership of Common Stock

        The following table sets forth information concerning the beneficial ownership of our outstanding Common Stock by: (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers identified as "Named Executive Officers" in the Summary Compensation Table included elsewhere in this Proxy Statement, and (iv) all directors and officers of the Company as a group. Except as otherwise indicated in the footnotes below, such information is provided as of February 28, 2002. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned.

Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Lee Adrean	206,250	(3)	*
Charles G. Betty	1,081,595	(4)	*
Austin M. Beutner	11,667	(5)	*
Sky D. Dayton	3,577,753	(6)	2.4
Marce Fuller	4,845	(7)	*
William S. Heys	246,949	(8)	*
Jon M. Irwin	256,676	(9)	*
Robert M. Kavner	67,373	(10)	*
Linwood A. Lacy, Jr.	360,050	(11)	*
Michael S. McQuary	993,925	(12)	*
Dr. Robert M. Metcalfe	—	(13)	*
Sprint Corporation	29,950,407	(14)	16.8
All directors and executive officers as a group (19 persons)	8,276,328	(15)	5.6

*
Represents beneficial ownership of less than 1% of our Common Stock.

(1)
Except as otherwise indicated by footnote (i) the named person has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, and (ii) the address of the named person is that of EarthLink.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares, subject to applicable community property laws. Shares of Common Stock subject to options or warrants currently exercisable and exercisable within 60 days after February 28, 2002 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)
Includes options to purchase 201,250 shares of Common Stock.

(4)
Includes options to purchase 632,441 shares of Common Stock.

(5)
Represents options to purchase 11,667 shares of Common Stock.

(6)
Includes options to purchase 10,000 shares of Common Stock.

(7)
Represents shares beneficially owned by Ms. Fuller.

(8)
Includes options and warrants to purchase 240,423 shares of Common Stock.

(9)
Includes options to purchase 202,239 shares of Common Stock.

(10)
Includes options to purchase 11,667 shares of Common Stock.

(11)
Includes options to purchase 10,000 shares of Common Stock.

(12)
Includes options to purchase 687,405 shares of Common Stock.

(13)
Dr. Metcalfe does not have beneficial ownership of any shares.

(14)
Represents shares of Common Stock and shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock convertible into Common Stock. Sprint's address is: 2330 Shawnee Mission Parkway, Westwood, Kansas, 66205.

(15)
Includes options and warrants to purchase an aggregate of 3,215,093 shares of Common Stock.

EXECUTIVE COMPENSATION

        Pursuant to SEC rules for proxy statement disclosure of executive officer compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following Report on Executive Officer Compensation. The Committee intends that this report clearly describe the current executive officer compensation program of the Company, including the underlying philosophy of the program and the specific performance criteria on which executive officer compensation is based. This report also discusses in detail the compensation paid to the Company's Chief Executive Officer.

Compensation Committee Report on Executive Officer Compensation

        This report by the Compensation Committee of the Board of Directors (the "Committee") discusses the Committee's compensation objectives and policies applicable to the Company's executive officers. The report reviews the Committee's policy generally with respect to the compensation of all executive officers as a group for fiscal 2001 as reported in the Summary Compensation Table. The Committee is comprised entirely of non-employee directors. The Committee also administers the Company's stock option plans.

Compensation Philosophy

        The Committee consists of three non-employee directors, Mr. Lacy—Chairman, Mr. Dayton and Ms. Fuller. The Committee is responsible for setting cash and long-term incentive compensation for executive officers and other key employees of the Company. The Company's compensation policies are intended to create a direct relationship between the level of compensation paid to executives and the Company's current and long-term level of performance. The Committee believes that this relationship is best implemented by providing a compensation package of separate components, all of which are designed to enhance the Company's overall performance. The components are base salary, short-term compensation in the form of annual bonuses and long-term incentive compensation in the form of stock options.

Base Salaries

        The base salaries for the Company's executive officers for 2001 were established by comparing base salaries offered for similar positions in competing or similar companies. The salaries of the executive officers were established based on the market environment and the Company's need to attract and retain key personnel for whom the Company must compete against larger, more established companies.

Short-Term Annual Bonuses

        Annual bonuses established for the executive officers are intended to provide an incentive for improved performance in the short term. The Committee establishes target bonus levels for the executive officers at the beginning of the year based on predetermined goals such as total paying customers, customer retention, revenue and profitability.

Long-Term Incentive Compensation

        The Company's long-term incentive compensation plan for its executive officers is based on the Company's stock option plans. These plans promote ownership of the Company's Common Stock, which, in turn, provides a common interest between the stockholders of the Company and the executive officers of the Company. In establishing a long-term compensation plan, the Board of Directors concluded that any compensation received under such plans should be directly linked to the performance of the Company, as reflected by increases in the price of its Common Stock, and the contribution of the individual thereto. Options have an exercise price equal to the fair market value of the shares on the date of grant and, to encourage a long-term perspective, have an exercise period of ten years and generally vest over four to five years. The number of options granted to executive officers is determined by the Committee, which is charged with administering the stock option plans.

        The base salaries, targeted bonus amounts and number of stock options established for or granted to the Company's executive officers are based in part on the Committee's understanding of compensation amounts and forms paid to persons in comparable roles performing at comparable levels at other companies in the same or related industries. Such amounts, however, mainly reflect the subjective discretion of the members of the Committee based on the evaluation of the Company's current and anticipated future financial performance, the contribution of the individual executive officers to such financial performance, the contribution of the individual executive officers to the Company in areas not necessarily reflected by the Company's financial performance and the most appropriate incentive to link the performance and compensation of the executive officers to the stockholder's return on the Company's Common Stock.

                      Submitted by: The Compensation Committee

                      Linwood A. Lacy, Jr.
                      Sky D. Dayton
                      Marce Fuller

        The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's 2002 Annual Report to Stockholders or its Annual Report on Form 10-K for the year ended December 31, 2001.

Change-In-Control Accelerated Vesting and Severance Plan

        General.    EarthLink's Change-In-Control Accelerated Vesting and Severance Plan (the "CIC Plan") provides security to certain employees of EarthLink and its affiliates in the event of a Change of Control (as defined) of the Company. For purposes of the CIC Plan, "Change of Control" generally means a transaction pursuant to which any person acquires more than 50% of the voting power of the Company or any merger, reorganization or similar event where the owners of the voting stock of the Company before the event do not own voting stock representing at least 50% of the voting power of the Company or its successor after the event. The CIC Plan generally is a severance pay plan that provides continued compensation and other benefits to certain employees of the Company and its affiliates if their employment terminates for reasons described in the CIC Plan within a certain time of a Change of Control of the Company. The CIC Plan as a "welfare plan" is subject to the Employee Retirement Income Security Act of 1974, as amended. The CIC Plan is administered by the Company, which has responsibility for construing and interpreting the CIC Plan and establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the CIC Plan.

        Eligibility for Participation.    The CIC Plan creates three benefit categories based on the employee's position with the Company or an affiliate. For purposes of the CIC Plan, the "Gold" benefit category includes the Chief Executive Officer and President of the Company. The "Silver" benefit category includes the Chief Financial Officer of the Company, the Chief Executive Officer, President, and Chief Financial Officer of an affiliate, and the Executive Vice Presidents of the Company or an affiliate. Finally, the "Bronze" benefit category includes Vice Presidents of the Company or an affiliate, Blue Zone Classified Jobs of the Company or an affiliate (as defined in the normal payroll practices and procedures of the Company or an affiliate), or one or more classes of employees whom the Board of Directors of the Company may select for participation under the CIC Plan.

        Compensation Benefits.    If at any time within eighteen (18) months after a Change of Control occurs, the employment of a participating employee is terminated by the Company or an affiliate for any reason other than Cause (as defined in the CIC Plan), disability or death or the participating employee voluntarily terminates his employment for Good Reason (as defined in the CIC Plan), such participating employee is entitled to receive the following benefits. To an employee in the Gold or Silver benefit category, the

Company will make a lump sum payment equal to (a) one and a half (1 1/2) times the employee's salary plus bonus target and (b) all amounts payable with respect to such employee's elected COBRA coverage (including for spouse and dependents) for one and a half (1 1/2) years from termination. To an employee in the Bronze benefit category, the Company will make a lump sum payment equal to (a) 100% of the employee's salary plus bonus target and (b) all amounts payable with respect to such employee's elected COBRA coverage (including for spouse and dependents) for one year from termination. The payment of the compensation benefits will be consistent with normal payroll practices and subject to applicable withholdings and employment taxes.

        Acceleration of Options.    As with the compensation benefits, a participating employee's benefit category determines the accelerated vesting benefits to which he or she is entitled. For an employee in the Gold or Silver benefit category, if his or her stock options are assumed or continued after a Change of Control, all outstanding stock options granted on or before the Change of Control will vest and be exercisable in full, if not already fully vested, on termination of employee's employment for any reason after the Change of Control occurs; however, if his or her stock options are not assumed or continued after the Change of Control, all outstanding stock options will vest and be exercisable in full contemporaneously with the Change of Control, if not already fully vested. For an employee in the Bronze benefit category, if his or her stock options are assumed or continued after a Change of Control, all outstanding stock options granted on or before the Change of Control will vest and be exercisable at least as much as if the employee had remained employed for twenty four (24) months after the Change of Control occurs, if not already vested to such extent; however, if his or her stock options are not assumed or continued after the Change of Control, all outstanding stock options are vested and exercisable at least as much as if the employee had remained employed for twenty four (24) months after the Change of Control occurs, if not already vested to such extent.

        Unfunded Status.    The CIC Plan is unfunded, and the Company and its affiliates are not required to segregate any assets to fund the benefits, if any, that will become payable under it. Any liability of the Company or any affiliate to any employee with respect to the CIC Plan is based solely on any contractual obligations that may be created pursuant to the CIC Plan.

        Amendment and Termination.    The Company will have the right to amend the CIC Plan from time to time and may terminate it at any time; provided, however, that after a Change of Control of the Company occurs (i) no amendment may be made that diminishes any employee's rights following such Change of Control and (ii) the CIC Plan may not be terminated.

Compensation of our Chief Executive Officer

        Charles G. Betty is employed as our Chief Executive Officer pursuant to an employment agreement at a salary of not less than $600,000 per year, plus a $24,000 a year travel allowance for Mr. Betty and his family, and such other benefits generally made available to our other senior executives. Mr. Betty is entitled, if specified performance goals are met, to an annual bonus in the amount equal to 50% of his base salary. In addition, Mr. Betty will receive a severance payment equal to 100% of his then current base salary, will receive the full bonus to which he would have otherwise been entitled during the year in which the termination occurs, and will continue to receive health, medical, life and liability insurance coverage for one year (i) if he is terminated by the Company other than for "cause" as defined in the employment agreement, (ii) if the Company elects not to extend the employment agreement at the end of the first three-year term or any yearly extension or (iii) if Mr. Betty terminates his employment because of a breach of the employment agreement by the Company. Mr. Betty's benefits under his employment agreement are cumulative of his benefits under other Company sponsored plans such as the CIC Plan.

Limitations on Deductibility of Compensation

        Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Company's Board of Directors currently consists of Mr. Lacy, Mr. Dayton and Ms. Fuller. No member of the Compensation Committee was, during the last fiscal year, an officer or employee of the Company nor was formerly an officer of the Company, except for Mr. Dayton who served as EarthLink Network's Chief Executive Officer and President prior to Mr. Betty's appointment to those positions in January 1996. Mr. Campbell B. Lanier, III, who prior to February 2001 served on the Board of Directors and on the Compensation Committee, resigned from these positions in February 2001. Mr. Lanier is a member of the Board of Directors of ITC Holding Company, which was a substantial investor in EarthLink, before selling all its shares of EarthLink Common Stock during February 2001. The Company is a party to certain business relationships with subsidiaries and affiliates of ITC Holding Company. Except as noted below, none of these transactions were material for the periods presented.

        The Company purchases long-distance telephone services and wide area network transport service from ITC DeltaCom, Inc. ("ITC DeltaCom"), a related party through relationships with ITC Holding Company. Long-distance charges from ITC DeltaCom totaled approximately $9.4 million for 2001.

        The Company paid consulting fees and expenses in 2001 to eCompanies, LLC ("eCompanies"). Mr. Dayton is a founder and member of the Board of Directors of eCompanies, and Austin M. Beutner is a member of the Board of Directors of eCompanies. Mr. Dayton is a founding partner of eCompanies Venture Group, LP ("EVG"), with which eCompanies is affiliated. Mr. Dayton is the Chairman of EarthLink's Board of Directors and a member of the Compensation Committee of the Board of Directors, and Mr. Beutner is a member of EarthLink's Board of Directors. The consulting fees and expenses paid to eCompanies during the three years ended December 31, 2001 were zero, $226,000 and $454,000, respectively. All amounts due under the consulting contract were paid as of March 2001. In 2001, the Company maintained its $10 million equity capital investment as a limited partner of EVG, which was originally invested in 2000.

        The Company had commercial arrangements with Computers4Sure.com, Inc. and Shopping4Sure.com, Inc. in 2001, each of which is an affiliate of 4Sure.com, Inc. (together, "4Sure") Mr. Lacy, a member of our Board of Directors and Chairman of our Compensation Committee, was the Chairman of 4Sure.com, Inc. from June 1998 through July 2001. 4Sure was a tenant in the Company's former online shopping mall and also had other arrangements with the Company relating to online sales of computer hardware. In 2001, 4Sure paid the Company approximately $320,212 in connection with those arrangements.

        No other members of the Compensation Committee had disclosable relationships with the Company in 2001. However, the following disclosure regarding non-Compensation Committee Board members is required.

Certain Relationships and Related Transactions

        In February 2001, we restructured our commercial and governance arrangements with Sprint, a significant stockholder of EarthLink, to reflect the evolution of both our relationship and the telecommunications-Internet market. While we continue to have a close relationship with Sprint, the following highlights the changes we made.

        Commercial Relationship.    EarthLink continues to support a variety of Sprint-branded retail Internet services, such as Sprint's broadband services, and some of its web hosting services. We do this through a wholesale arrangement with Sprint. Sprint continues to sell EarthLink-branded dial-up Internet access service, though Sprint may now, at its election, create a Sprint-branded dial-up service, using EarthLink components on a wholesale basis. Both companies have removed all exclusivity provisions from the relationship. Sprint is free to pursue relationships with other Internet Service Providers, and we are free to enter into commercial relationships with other telecommunications service providers.

        Governance Relationship.    Among other changes in the governance relationship, Sprint no longer has the contractual right to acquire EarthLink. Sprint will continue to have the right to maintain its percentage of our fully diluted equity ownership by purchasing shares on the market or from third parties in the event that we dilute Sprint's interest by issuing voting securities in a financing, in an acquisition, or by the exercise of options or warrants or the conversion of convertible securities into voting stock. However, Sprint will, in most cases, have no other rights to acquire EarthLink securities directly from EarthLink. Sprint will retain the ability to make a counteroffer to buy all, but not less than all, of our equity in the event a third-party seeks to acquire a controlling interest in EarthLink. In that case, our Board of Directors is not contractually obligated to accept Sprint's counter-offer, but will analyze Sprint's counter-offer in exercising its fiduciary duties to our stockholders. Sprint has also relinquished its right to appoint two members to our Board of Directors and its representatives have resigned from their positions on our Board of Directors. This new governance arrangement terminates in the event that EarthLink consummates a change in control transaction with a third party, or if Sprint acquires all of the equity of EarthLink pursuant to a counter-offer that our Board of Directors accepts, or if Sprint's ownership of our common and preferred equity falls below 5% of our total voting equity.

        Changes in Sprint's ownership of EarthLink.    In August 2001, the Company registered 32.1 million shares of its Common Stock with the Securities and Exchange Commission on Form S-3. Of the 32.1 million shares, (i) approximately 12.5 million represented previously unregistered shares of Common Stock held by Sprint, (ii) approximately 12.5 million represented Common Stock underlying approximately 13.2 million shares of convertible preferred stock held by Sprint, and (iii) 7.1 million represented common shares underlying 7.1 million shares of Series C convertible preferred stock held by Apple Computer, Inc. This registration represented Apple's entire stock ownership in EarthLink. Sprint subsequently sold 18.4 million shares of Common Stock. Of that amount, 12.5 million shares were previously unregistered shares of EarthLink Common Stock held by Sprint and 5.9 million shares were obtained by Sprint upon conversion of 6.2 million shares of Series B convertible preferred stock. In November 2001, Sprint obtained approximately 3.0 million shares of the Company's Common Stock upon conversion of approximately 3.1 million shares of the Company's Series A convertible preferred stock.

        During 2000, the Company loaned money to certain executive officers to allow them to meet margin calls on shares of EarthLink Common Stock that they hold. As of December 31, 2001, the following loans to executive officers were outstanding: Mr. Betty—$621,061 ($617,493 of principal and $3,568 of interest); Mr. McQuary—$277,399 ($273,595 of principal and $3,804 of interest); Mr. Irwin—$190,206 ($190,000 of principal and $206 of interest); and Mr. Young—$1,026,738 ($1,000,000 of principal and $26,738 of interest). These loans were made at what the Company believes to be market interest rates, and may be prepaid at any time, without penalty, prior to their due dates.

        The Company had commercial arrangements with Overture Services, Inc. (formerly known as GoTo.com) ("Overture") in 2001. Mr. Kavner, a member of our Board of Directors, is the Chairman of the Board of Overture. Overture was (but no longer is) EarthLink's default search engine provider, and in 2001 Overture paid the Company approximately $6,786,481 in connection with those arrangements.

        Please also see "Compensation Committee Interlocks and Insider Participation" above for a description of other arrangements between the Company and certain members of the Compensation Committee of the Board of Directors.

        The Company believes that the foregoing transactions were on terms no less favorable to the Company than could be obtained from unaffiliated parties. It is the Company's current policy that all transactions by the Company with officers, directors, more than five percent stockholders and their affiliates will be entered into only if such transactions are approved by a majority of disinterested independent directors and are on terms such directors believe are no less favorable to the Company than could be obtained from unaffiliated parties.

Executive Officer Compensation

Table I—Summary Compensation Table

        The following table presents certain information required by the SEC relating to various forms of compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who earned more than $100,000 during fiscal 2001 and were serving at the end of fiscal 2001. This compensation information relates to compensation received by the named executives while employed by EarthLink. Such executive officers are referred to as the "Named Executive Officers."

Name and Principal Position	Year	Salary	Bonus	Options	All Other Compensation
Charles G. Betty Chief Executive Officer	2001 2000 1999	$496,667 353,076 300,438	$186,498 133,652 163,643	300,000 300,000 —	$2,625 4,059 19,385	(1) (2) (3)
Michael S. McQuary President	2001 2000 1999	328,335 260,016 160,417	123,290 94,711 71,355	— 321,370 52,102	2,625 2,625 —	(1) (1)
Lee Adrean Executive Vice President, Chief Financial Officer	2001 2000	301,667 200,807	90,621 58,515	— 440,000	2,625 94,000	(1) (4)
William S. Heys Executive Vice President, Sales	2001 2000 1999	243,750 234,768 174,685	73,222 68,311 78,444	— 191,000 —	2,625 — —	(1)
Jon M. Irwin Executive Vice President, Member Experience	2001 2000 1999	259,167 255,182 179,114	77,854 74,251 68,902	— 195,000 64,600	2,625 2,732 2,529	(1) (1) (1)

(1)
Consists of matching contributions made under our 401(k) Plan.

(2)
Consists of reimbursement in 2000 of $2,378 in travel expenses pursuant to Mr. Betty's employment agreement and $1,681 in matching contributions made to Mr. Betty's account under our 401(k) Plan.

(3)
Consists of reimbursement in 1999 of $16,785 in travel expenses pursuant to Mr. Betty's employment agreement and $2,600 in matching contributions made to Mr. Betty's account under our 401(k) Plan.

(4)
Represents a signing bonus and reimbursement for benefits lost when Mr. Adrean left First Data Corporation to join EarthLink in March 2000.

Table II—Option Grants in Fiscal 2001

        This table presents information regarding options granted to the Company's Named Executive Officers during fiscal year 2001 to purchase shares of the Company's Common Stock. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for the Option Term(3)
			Percentage of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted(1)
Name				Exercise Price Per Share(2)	Expiration Date
						5%	10%
Charles G. Betty	300,000	(4)	7.2%	16.820	07/26/11	3,173,402	8,042,024

(1)
The total number of options granted to employees in fiscal year 2001 were 4,151,000.

(2)
The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the options were granted.

(3)
As required under the SEC's rules, amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. If our stock price does not actually increase to a level above the applicable exercise price at the time of exercise, the realized value to the Named Executive Officers from these options will be zero.

(4)
These options become exercisable as follows: (i) 25% of the options become exercisable one year after the date of grant, and (ii) an additional 6.25% of the options become exercisable each fiscal quarter thereafter until fully vested.

        Set forth below is the number of incentive stock options that had been granted to certain employees of the Company under the stock option plans of EarthLink that remained outstanding as of December 31, 2001. On December 31, 2001, the closing price for EarthLink's Common Stock was $12.17 per share as reported by Nasdaq.

Name	Incentive Options
Charles G. Betty	920,941	(1)
Lee Adrean	440,000
Michael S. McQuary	865,458
William S. Heys	339,704
Jon M. Irwin	336,464
All Executive Officers as a Group (5 Persons)	2,902,567	(2)
Non-Executive Officer Employees as a Group	16,351,259	(3)

(1)
Includes 300,000 options granted in 2001.

(2)
Represents a total of 3,971,458 options granted less the exercise of 1,068,891 shares as of December 31, 2001.

(3)
Represents options granted to 5,111 employees under the stock option plans of EarthLink. This figure was adjusted to reflect both the recapture of 10,557,499 options pursuant to employee terminations and the exercise of 6,089,300 options by employees as of December 31, 2001.

Table III—Option Exercises In Fiscal 2001 and Fiscal 2001 Year-End Option Values

        The following table shows the number of shares of Common Stock subject to exercisable and unexercisable stock options held by each of the Named Executive Officers as of December 31, 2001. The table also reflects the values of such options based on the positive spread between the exercise price of such options and the closing sales prices of EarthLink Common Stock as reported on Nasdaq on December 31, 2001.

			Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles G. Betty	—		557,441	525,000	$2,930,298	$474,188
Michael S. McQuary	—	—	616,813	248,645	5,607,522	340,631
Lee Adrean	—	—	166,250	273,750	119,864	280,561
William S. Heys	27,376	$105,666	220,986	127,438	664,636	208,116
Jon M. Irwin	—		206,776	129,688	335,602	208,116

(1)
The value of "in-the-money" options represents the difference between the exercise price of stock options and $12.17, the per share closing sales price on December 31, 2001 for EarthLink's Common Stock as reported by Nasdaq.

STOCK PERFORMANCE GRAPH

        The following indexed line graph indicates EarthLink's total return to stockholders from February 7, 2000, the date on which the Company's Common Stock began trading on the Nasdaq National Market, to December 31, 2001, as compared to the total return for the Nasdaq Stock Market—US Index and the JP Morgan H&Q Internet index for the same period. The calculations in the graph assume that $100 was invested on February 7, 2000, in the Company's Common Stock and each index and also assume dividend reinvestment.

AUDIT COMMITTEE

        Pursuant to SEC rules for proxy statements, the Audit Committee of the Board of Directors of the Company has prepared the following Audit Committee Report. The Audit Committee intends that this report clearly describe the current Audit program of the Company, including the underlying philosophy and activities of the Audit Committee.

Audit Committee Report

        The primary function of the Audit Committee of the Board of Directors (the "Audit Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (a) the financial reports and other financial information provided by the Company to any governmental body or the public, (b) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and (c) the Company's auditing, accounting and financial reporting processes generally. The Audit Committee operates under a written charter. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee is accountable and responsible to the full Board of Directors. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems;

  •
  Review and appraise the audit efforts of the Company's independent auditors; and

  •
  Provide open channels of communication among the Company's independent auditors, financial and senior management and the Board of Directors.

Composition and Qualifications of Audit Committee

        The Audit Committee presently consists of three non-employee directors: Mr. Kavner—Chairman, Mr. Beutner and Dr. Metcalfe. Each member of the Audit Committee is independent, financially literate and is free from any relationship that, in the judgment of the Board of Directors, would interfere with the exercise of his independent judgment as a member of the Audit Committee. At least one member of the Audit Committee has accounting or related financial expertise. Accordingly, the members of the Audit Committee meet the independence and experience requirements of Nasdaq as set forth in the NASD Listing Standards for Nasdaq-listed companies.

Election and Meetings

        The members of the Audit Committee are appointed by the Board of Directors annually. The Audit Committee meets at least four times annually, or more frequently as circumstances require. The Audit Committee meets at least annually with representatives from the Company's executive management and its independent auditors in separate sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed. In addition, the Audit Committee or its Chairman meets with the independent auditors and a representative(s) of the Company's management at least quarterly to review the Company's quarterly financial statements consistent with the provisions of Statement of Auditing Standards No. 61.

Responsibilities and Duties

        To fulfill its responsibilities and duties, the Audit Committee performed the following during the year ended December 31, 2001:

  Documents/Reports Review

1.
Reviewed regular internal reports to management prepared by the Company's internal accounting department.

2.
Reviewed with the Company's financial management and its independent auditors, prior to filing with the Securities and Exchange Commission, all 10-Q Quarterly Reports, 10-K Annual Reports and other published reports that contain financial information. The Audit Committee or just the Chairman of the Audit Committee may perform these reviews.

  Independent Auditors

3.
Recommended to the Board of Directors the selection of Ernst & Young LLP as independent auditors. The Audit Committee evaluates the performance of the independent accounting firm. The Audit Committee has discussed with the firm the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Sect. 380). These discussions include the scope of the auditor's responsibilities, significant accounting adjustments, any disagreements with management and a discussion of the quality, not just the acceptability of accounting principles, reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with Ernst & Young LLP that firm's independence from the Company.

  Financial Reporting Process

4.
In consultation with the independent auditing firm and the Company's internal financial and accounting personnel, the Audit Committee reviewed the integrity of the Company's financial reporting process, both internal and external.

  Legal Compliance; General

5.
Reviewed, with the Company's General Counsel, legal compliance matters, including corporate securities trading policies.

        Based on the Audit Committee's discussions with management and Ernst & Young LLP and the Audit Committee's review of the representation of management and report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                      Submitted by: The Audit Committee

                      Robert M. Kavner
                      Austin M. Beutner
                      Robert M. Metcalfe

        The Audit Committee Report shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's 2002 Annual Report to Stockholders or its Annual Report on Form 10-K for the year ended December 31, 2001.

PROPOSAL 2

APPROVAL OF THE COMPANY'S
EMPLOYEE STOCK PURCHASE PLAN

        The Board of Directors of EarthLink has approved an Employee Stock Purchase Plan, pursuant to which eligible employees of EarthLink may purchase EarthLink Common Stock at a 15% discount through payroll deductions.

Summary of the Employee Stock Purchase Plan

        The following summary of the EarthLink, Inc. Employee Stock Purchase Plan (the "Purchase Plan") is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is attached as Annex A to this Proxy Statement and is available to any stockholder upon request.

        General.    The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. Under the Purchase Plan, each calendar quarter, beginning on April 1, 2002, will be a "Participation Period." Each eligible employee can enroll for a Participation Period and elect to have between one percent (1%) and fifteen percent (15%) of his or her compensation (as defined in the Purchase Plan) for the Participation Period withheld from his or her paycheck to buy shares of Common Stock, subject to certain limits on the number of shares that may be bought under the Purchase Plan as described below. The price at which an eligible employee may buy Common Stock will be discounted.

        Shares Subject to Plan.    The Purchase Plan reserves in the aggregate 500,000 shares of Common Stock, plus an annual increase, to be added on January 1 of each calendar year beginning with calendar year 2003 and ending with (and including) calendar year 2007, equal to the lesser of (i) one-half of one percent (0.5%) of the shares of Common Stock outstanding on such January 1 (rounded to the nearest whole share and calculated on a fully-diluted basis), (ii) 100,000 shares of Common Stock, or (iii) such number of shares of Common Stock as the Board of Directors determines (which must be less than the numbers described in (i) and (ii)). The aggregate number of shares of Common Stock available for purchase under the Purchase Plan is subject to further adjustment as described below. If any purchase right to buy Common Stock granted under the Purchase Plan expires unexercised, the number of shares of Common Stock subject to such purchase right will again be available for purchase and will not reduce the aggregate number of shares of Common Stock available for purchase.

        Eligibility.    An employee of the Company or of any subsidiary the Board of Directors designates, will be eligible to participate in the Purchase Plan so long as such employee has been employed continuously for the preceding one-year period and such employment is for at least twenty (20) hours per week (an "Eligible Employee"). An officer of the Company or of a designated subsidiary will be an Eligible Employee if such officer is otherwise eligible under the terms of the Purchase Plan.

        Enrollment and Payroll Deduction.    An Eligible Employee employed on the first day of a Participation Period on which the Common Stock is traded will be eligible to participate in the Purchase Plan for such Participation Period. At least thirty (30) days prior to each Participation Period, the Company will send to each employee whom the Company reasonably anticipates will be an Eligible Employee on the first trading day of such Participation Period (and who is not already a Participant) a notice advising such employee of his or her right to participate in the Purchase Plan for the ensuing Participation Period, subject to the requirement that such employee be an Eligible Employee on the first trading day of such Participation Period.

        To enroll in the Purchase Plan, the Eligible Employee must provide to the Company by the 15th day of the month immediately preceding the first day of the applicable Participation Period a participation agreement authorizing payroll deductions (a "Participant"). Following the timely submission of a valid participation agreement, payroll deductions for a Participant will commence and will continue for successive Participation Periods during which such Participant participates in the Purchase Plan, unless the Participant withdraws from the Purchase Plan, terminates employment with the Company or a designated subsidiary, or ceases to be an Eligible Employee. A Participant who withdraws from the Purchase Plan, terminates employment with the Company or a designated subsidiary, or ceases to be an Eligible Employee may re-enroll in the Purchase Plan for any subsequent Participation Period if he or she is an Eligible Employee on the first trading day of such Participation Period and delivers a new participation agreement to the Company by the 15th day of the month immediately preceding the first day of such Participation Period. A Participant may increase or decrease the amount of his or her payroll deductions for a later Participation Period by delivering a new participation agreement to the Company by the 15th day of the month immediately preceding the first day of such later Participation Period. The Company will maintain a bookkeeping contributions account for each Participant to which the Participant's payroll deductions will be credited.

        Grant of Purchase Rights and Purchase Price.    On the first trading day of each Participation Period, each Participant will be granted the right to purchase on the last trading day of such Participation Period, at the applicable Purchase Price, such number of shares of Common Stock (including fractional shares) as is determined by dividing the amount of the Participant's payroll deductions credited to the Participant's contributions account during the Participation Period by the applicable Purchase Price, subject to the maximum limit of shares of Common Stock that may be purchased under the Purchase Plan as described below (the "Purchase Right"). All Participants receiving Purchase Rights will have the same rights and privileges under the Purchase Plan with respect to such Purchase Rights. The amount of Common Stock that a Participant can buy is limited as follows: (i) no Participant may buy in any calendar year more than $25,000 worth of Common Stock, (ii) no Participant may buy more than 2,500 shares of Common Stock during any Participation Period, and (iii) five percent (5%) or more stockholders (after certain constructive attribution rules) may not participate in the Purchase Plan. The "Purchase Price" per share of Common Stock will be the lesser of (i) eighty five percent (85%) of the closing price of the Common Stock on the first trading day of the Participation Period and (ii) eighty five percent (85%) of the closing price of the Common Stock on the last trading day of the Participation Period.

        Exercise of Purchase Rights.    A Purchase Right granted during the Participation Period will be exercised automatically on the last trading day of the applicable Participation Period, and the maximum number of shares of Common Stock (including fractional shares) under the Purchase Right will be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions credited to his or her contributions account at that time (subject to the limitations set forth above), unless a Participant gives a timely written notice of withdrawal to the Company, terminates employment, or ceases to be an Eligible Employee. Any Purchase Right granted during a Participation Period that is not exercised automatically will expire at the end of such Participation Period. Any payroll deductions credited to a Participant's contributions account for a Participation Period that are not used to buy Common Stock during such Participation Period will be paid to the Participant (without interest) within thirty (30) days after the last day of the Participation Period. The Company will withhold applicable federal, state, and local taxes from a Participant's compensation or will require the Participant to remit amounts sufficient to satisfy all such federal, state, and local withholding tax requirements from participation in the Purchase Plan.

        Participant's Withdrawal and Termination.    A Participant may withdraw from the Purchase Plan by providing written notice to the Company by the last day of the month immediately preceding the month that includes the last day of the Participation Period. In the event of such withdrawal, (i) the balance credited to such Participant's contributions account will be paid to the Participant (without interest) within 30 days after receipt of his or her notice of withdrawal, (ii) such Participant's Purchase Right for the Participation Period will be terminated automatically, and (iii) no further payroll deductions will be made.

        Upon termination of a Participant's employment for any reason, other than as a result of death, becoming disabled, or taking retirement, or in the event that a Participant ceases to be an Eligible Employee, the Participant will be deemed to have withdrawn from the Purchase Plan and such Participant will be treated as if he or she had delivered on a timely basis a notice of withdrawal to the Company and withdrawn from the Purchase Plan effective as of the date of his or her termination of employment. If a Participant dies during a Participation Period, no further payroll deductions will be made for such Participation Period, but, unless the Participant's estate timely withdraws from the Purchase Plan, the Participant's Purchase Rights for the Participation Period will be exercised automatically on the last trading day for such Participation Period. If a Participant terminates employment because of being disabled or taking retirement, no further payroll deductions will be made for such Participation Period. However, unless the Participant timely withdraws from the Purchase Plan, the Participant's Purchase Rights for the Participation Period will be exercised automatically on the last trading day for such Participation Period.

        Adjustments Affecting Purchase Rights.    The Board of Directors, in its sole discretion, may adjust the number of shares of Common Stock available for purchase under the Purchase Plan, the number of shares of Common Stock subject to each outstanding Purchase Right, and the Purchase Price for such shares of Common Stock in order to reflect any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or reclassification of Common Stock, payment of any stock dividend, or any other similar increases or decreases in the number of outstanding shares of Common Stock. Upon the dissolution or liquidation of the Company, upon a merger or consolidation of the Company in which the Company is not the surviving corporation, or upon any other similar event or transaction, each Participant who holds Purchase Rights under the Purchase Plan will be entitled to purchase the same relative cash, securities, and/or other property which a holder of Common Stock would be entitled to receive at the time of such transaction.

        Administration of the Purchase Plan.    The Compensation Committee of the Board of Directors will administer the Purchase Plan, unless the Board of Directors has not appointed a Committee, in which case the Board of Directors will administer the Purchase Plan. Subject to the provisions of the Purchase Plan, the Compensation Committee of the Board of Directors shall have full and final authority, in its discretion, to take any action with respect to the Purchase Plan (to the extent consistent with the Purchase Plan).

        Termination or Amendment of the Purchase Plan.    The Board of Directors may at any time modify, amend, suspend, or terminate the Purchase Plan or any Purchase Right granted thereunder, provided, however, that (i) stockholder approval will be required of any amendment to the Purchase Plan to the extent Section 423 of the Internal Revenue Code of 1986, as amended, or other applicable law, rule, or regulation requires stockholder approval (including without limitation any amendment that increases the aggregate number of shares of Common Stock that may be purchased under the Purchase Plan or changes individuals who are eligible to participate in the Purchase Plan other than as set forth therein); and (ii) no amendment to the Purchase Plan or a Purchase Right may materially and adversely affect any Purchase Right outstanding at the time of the amendment without the consent of the holder thereof, except to the extent the Purchase Plan otherwise provides. The Purchase Plan will terminate automatically at the time that all shares of the Common Stock subject to the Purchase Plan have been purchased thereunder. Upon termination of the Purchase Plan, the Compensation Committee of the Board of Directors will give notice to affected Participants, terminate all payroll deductions, terminate all outstanding Purchase Rights, and pay Participants (without interest) any amounts credited to their contributions accounts as soon as practicable following Purchase Plan termination.

        Summary of United States Federal Income Tax Consequences.    A Participant in the Purchase Plan will not recognize any taxable income on the grant of a purchase right under the Purchase Plan or on the exercise of that purchase right to buy stock under the Purchase Plan. The Participant will recognize taxable income when he or she sells the shares of Common Stock purchased under the Purchase Plan or in the event of the Participant's death (whenever occurring) while owning such shares. If the Participant (i) sells such shares at least two years after the date of grant of the Purchase Right under which such shares were acquired and one year after the exercise of such Purchase Right or (ii) dies while owning such shares, the Participant (or the Participant's estate in the event of death) will recognize ordinary income for the year in which such sale or death occurs in an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of sale or death over the purchase price for the shares or (ii) the excess of the fair market value of the shares at the time the purchase right was granted over 85% of the fair market value of the shares at such time. The Participant's tax basis in such shares will be increased by the ordinary income included in the Participant's taxable income. Any additional gain (or loss) will equal the amount the Participant realizes on any sale of the shares in excess of (or less than) the Participant's adjusted tax basis in such shares, and that gain (or loss) will be long-term or short-term capital gain (or loss) depending on the time the Participant owned the shares.

        If the Participant sells the shares purchased under the Purchase Plan within two years of the date of grant of the Purchase Right under which such shares were acquired or within one year of the exercise of such Purchase Right, the Participant will recognize ordinary income for the year in which such sale occurs in an amount equal to the excess of the fair market value of such shares on the date of exercise of the Purchase Right over the purchase price for the shares. The Participant's tax basis in the shares will be increased by the ordinary income included in income and any additional gain (or loss) will equal the amount the Participant realizes on the sale in excess of (or less than) the Participant's adjusted tax basis in such shares and will be long-term or short-term capital gain (or loss) depending on the time the Participant owned the shares.

        The Company and its subsidiaries will not be entitled to a federal income tax deduction with respect to the grant or exercise of a Purchase Right. However, if a Participant disposes of shares of Common Stock acquired under the Purchase Plan in a disposition that occurs within the two-year or one-year disqualifying periods described above, the Participant's employer (the Company, or if applicable, a Board of Directors-designated subsidiary) will be entitled to a deduction equal to the amount of ordinary income the Participant recognizes.

        Capital gain (or loss) is long-term if the shares are owned for more than one year. Capital gain (or loss) is short-term if the shares are held for not more than one year. The maximum tax rate on capital gains generally is 20%; the maximum tax rate on ordinary income is 38.6%.

        The discussion above is only a summary of the federal income consequences applicable to a Participant in the Purchase Plan and does not cover the tax consequences that might arise in all circumstances. Special rules not described in this summary apply where the Participant dies after exercising a Purchase Right granted under the Purchase Plan and where the Participant dies after the grant of the purchase but before its exercise and the Participant's estate exercises the Purchase Right.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND RATIFICATION OF THE EMPLOYEE STOCK PURCHASE PLAN AND RESERVATION OF SHARES OF COMMON STOCK ISSUABLE IN CONNECTION THEREWITH.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

        The Board of Directors, on the recommendation of the Audit Committee of the Board of Directors, has appointed the firm of Ernst & Young LLP, independent auditors, to audit and report on the financial statements of the Company for the year ending December 31, 2002. The Company has employed Ernst & Young LLP as its independent auditors since July 2000. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

        During the fiscal year ended December 31, 2001, Ernst & Young LLP billed the Company the fees set forth below in connection with services rendered by that firm to the Company.

        Audit Fees.    For professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2001, Ernst & Young LLP billed the Company fees in the aggregate amount of $341,000.

        Financial Information Systems Design and Implementation Fees.    For the fiscal year ended December 31, 2001, Ernst & Young LLP did not render professional services to the Company in connection with (i) directly or indirectly operating, or supervising the operation of the Company's information system or managing the Company's local area network, (ii) designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements taken as a whole or (iii) assessing, designing and implementing internal accounting controls and risk management controls. Therefore, Ernst & Young LLP did not bill the Company fees for such types of services because no such services were rendered.

        All Other Fees.    For professional services other than those described above rendered by Ernst & Young LLP to the Company for the fiscal year ended December 31, 2001, Ernst & Young LLP billed the Company fees in the aggregate amount of $602,000. All other fees included audit related services of approximately $558,000 and nonaudit services of approximately $44,000. Audit related services generally include fees for registration statements, business acquisitions, and accounting consultations. Nonaudit services include primarily corporate tax services.

        The Audit Committee of the Board of Directors has considered whether the provision of services described above under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that it is so compatible.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

        If stockholders do not ratify the appointment, the Audit Committee and the Board of Directors will reconsider the appointment.

OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

        The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. The Company has engaged MacKenzie & Partners, Inc. to assist it in the proxy solicitation process and will pay such firm approximately $3,000 for its services. In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        Any appropriate proposal that a Stockholder may desire to have included in the Company's proxy materials for presentation at its 2003 Annual Meeting of Stockholders must be received by the Company at its executive offices at 1375 Peachtree St., Atlanta, GA 30309, Attention: Samuel R. DeSimone, Jr., Secretary, on or prior to December 19, 2002. Any appropriate Stockholder proposal properly submitted to the Company will be accepted for consideration at the 2003 Annual Meeting of Stockholders if it is received by the Company on or prior to March 4, 2003. Stockholder proposals received between the December 19, 2002 deadline and the later March 4, 2003 deadline will not be included in the proxy materials for the 2003 Annual Meeting of Stockholders, but are eligible for consideration at such meeting. Management of the Company can use its discretionary authority to vote against such proposals even though no description of the proposals will be included in the proxy materials.

ANNUAL REPORT

        A copy of the Company's Annual Report to Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2001 (which are not part of the Company's proxy soliciting material) are being mailed to the Company's stockholders with this Proxy Statement. The Company filed an Annual Report on Form 10-K for the year ended December 31, 2001 with the Securities and Exchange Commission.

                      By order of the Board of Directors,

                      Sky D. Dayton

                      Chairman of the Board

Atlanta, Georgia
April 18, 2002

ANNEX A

EARTHLINK, INC.
EMPLOYEE STOCK PURCHASE PLAN

1.    PURPOSE.

        The purpose of the EarthLink, Inc. Employee Stock Purchase Plan is to give eligible employees of EarthLink, Inc. and its designated subsidiaries an opportunity to buy through payroll deductions stock of EarthLink, Inc. EarthLink, Inc. intends for the EarthLink, Inc. Employee Stock Purchase Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, and the Plan shall be construed accordingly.

2.    DEFINITIONS.

        (a)  "Board" means the Board of Directors of the Company.

        (b)  "Code" means the Internal Revenue Code of 1986, as amended.

        (c)  "Committee" means the Compensation Committee of the Board, if the Board appoints it to administer the Plan, or the Board itself if no such Compensation Committee is appointed to administer the Plan.

        (d)  "Common Stock" means the $.01 par value common stock of the Company of the type publicly traded on NASDAQ.

        (e)  "Company" means EarthLink, Inc., a Delaware corporation.

        (f)    "Compensation" means the Form W-2 earnings an Employer pays to a Participant during a Participation Period as modified below. For purposes of this definition, Form W-2 earnings means wages within the meaning of Section 3401(a) of the Code in connection with income tax withholding at the source, and all other compensation paid to the Participant by an Employer in the course of its trade or business, for which the Employer is required to furnish the Participant with a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, determined without regard to exclusions based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Compensation shall include only amounts actually paid to the Participant during the Participation Period. Compensation also includes any amount which is contributed to an employee benefit plan for the Participant by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Section 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. Notwithstanding the foregoing, Compensation shall not include signing bonuses, relocation pay, educational allowances, any form of equity compensation, such as compensation attributable to stock options, restricted stock, phantom stock or other similar awards, fringe benefit programs, such as car allowances, relocation reimbursements or expatriate allowances, or any payments received under any employee benefit plans including without limitation any non-qualified deferred compensation or short-term or long-term disability plan. It is the intent of the Plan that this definition be construed consistently with any determination of compensation under the Company's tax-qualified 401(k) plan, to the extent such definitions are consistent.

        (g)  "Contributions Account" means a bookkeeping account the Company establishes under the Plan for each Participant.

        (h)  "Disabled" means that the Committee or its designee has determined that the Participant has been continuously disabled through a 90-day period because he or she has been limited from performing the material and substantial duties of his or her regular occupation due to sickness or injury and he or she has a 20 percent or more loss in his or her indexed monthly earnings due to the same sickness or injury.

The loss of a professional or occupational license or certification does not, in itself, constitute a disability. The Committee or its designee may require the Participant to be examined by a doctor, other medical practitioner and/or vocational expert that the Committee or its designee chooses. The Company will pay for such examination. The Committee or its designee can require such examination as often as the Committee or its designee deems it reasonable to do so. The Committee or its designee also may require the Participant to be interviewed in order to determine his or her disability. For purposes described above, the Participant's disability will be treated as continuous if it stops for 30 days or less during the 90-day period but the days that the Participant is not disabled will not count toward the 90-day period. Under the foregoing definition, days the Participant works may be counted for purposes of the 90-day period provided the Participant otherwise satisfies the criteria for being Disabled. It is the intent of the Plan that the Committee and its designee make the determination that a Participant is Disabled consistently with any determination of the same criteria for being Disabled under the Company's Long-Term Disability Plan.

        (i)    "Effective Date" means April 1, 2002.

        (j)    "Eligible Employee" means any Employee whom an Employer has continuously employed for the preceding one-year period and whose customary employment is for at least 20 hours per week. Eligible Employee includes any officer of any Employer within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, if such officer is otherwise eligible under the terms of the Plan.

        (k)  "Employee" means any person whom an Employer employs in accordance with Section 3401 of the Code and the Regulations thereunder. The definition of Employee shall be construed in accordance with Sections 421 and 423 of the Code and the Regulations thereunder. Notwithstanding the foregoing, a person shall not be an Employee if an Employer has identified such person on the Employer's payroll, personnel or tax records as an independent contractor or such person has acknowledged in writing to an Employer that the person is an independent contractor, whether or not a court, the Internal Revenue Service or any other authority ultimately determines such classification to be correct or incorrect as a matter of law.

        (l)    "Employer" means the Company and each Subsidiary that adopts the Plan in accordance with Section 12.

        (m)  "Fair Market Value" of the Common Stock on a given date (the "Valuation Date") shall be determined in good faith by the Committee in accordance with the following provisions:

          (i)    If the Common Stock is traded on NASDAQ, the Fair Market Value shall be the closing sales price for such stock (or the average of the closing bids and asked prices, if no sales were reported) as officially quoted on NASDAQ for the Valuation Date; or

          (ii)  If the Common Stock is not traded on NASDAQ, then Fair Market Value shall be determined by the Committee in any other manner consistent with the Code and accompanying Treasury Regulations.

        (n)  "NASDAQ" means the National Association of Securities Dealers Automated Quotation—National Market System.

        (o)  "Offer Date" means the first day of each Participation Period on which the Common Stock is traded on NASDAQ.

        (p)  "Participant" means an Eligible Employee who has enrolled in the Plan in accordance with Section 4.

        (q)  "Participation Period" means each three-month period, beginning January 1, April 1, July 1 or October 1 during which an offer to purchase Common Stock is made to Eligible Employees under the Plan. The first Participation Period shall begin on April 1, 2002.

        (r)  "Plan" means the EarthLink, Inc. Employee Stock Purchase Plan, as it now exists or as it hereafter may be amended. The Plan also shall be known as "Stock-4-LESS."

        (s)  "Purchase Date" means the date of exercise of a Purchase Right granted under the Plan. The Purchase Date shall be the last day of each Participation Period on which the Common Stock is traded on NASDAQ.

        (t)    "Purchase Price" means the price per share of Common Stock under a Purchase Right as determined in accordance with Section 5(b).

        (u)  "Purchase Right" means a right granted to a Participant under the Plan to purchase shares of Common Stock in accordance with the terms of the Plan.

        (v)  "Retirement" means termination of employment during a Participation Period with all Employers on or after the first day of the month in which the Participant reaches age 65.

        (w)  "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the Offer Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, including a corporation that becomes a Subsidiary after the Effective Date of the Plan.

3.    STOCK SUBJECT TO PLAN.

        The aggregate number of shares of Common Stock that may be purchased under the Plan shall not exceed 500,000 shares, plus an annual increase to be added on January 1 of each calendar year beginning with calendar year 2003 and ending with calendar year 2007, equal to the lesser of (i) one-half of one percent (0.5%) of the shares of Common Stock of the Company outstanding on such January 1 (rounded to the nearest whole share and calculated on a fully-diluted basis), (ii) 100,000 shares of Common Stock or (iii) such number of shares of Common Stock as the Board determines (which must be less than the numbers described in (i) and (ii)). The aggregate number of shares of Common Stock that may be purchased under the Plan is subject to adjustment pursuant to Section 10. Shares of Common Stock purchased under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby agrees to reserve sufficient authorized shares of Common Stock to provide for the exercise of Purchase Rights granted under the Plan. If any Purchase Right granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such Purchase Right shall again be available for grant as a Purchase Right and shall not reduce the aggregate number of shares of Common Stock available for the grant of Purchase Rights as set forth herein. If the total number of shares of Common Stock to be purchased on a Purchase Date exceeds the number of shares of Common Stock then available under the Plan, the Committee shall allocate the available shares of Common Stock among the Participants on a pro-rata basis based on the balances on the Purchase Date of the Participants' Contributions Accounts.

4.    PARTICIPATION.

        (a)    Eligibility.    Any Eligible Employee whom an Employer employs on the Offer Date for a Participation Period shall be eligible to participate in the Plan during such Participation Period. At least 30 days prior to each Participation Period, the Company will send to each Employee whom the Company reasonably anticipates will be an Eligible Employee on the Offer Date of such Participation Period (and who is not already a Participant), a notice advising the Employee of his or her right to participate in the Plan for the ensuing Participation Period, subject to the requirement that the Employee be an Eligible Employee on the Offer Date.

        (b)    Initial Enrollment.    An Eligible Employee shall become a Participant by completing a participation agreement authorizing payroll deductions on a form the Committee provides or in such other manner as the Committee may determine and delivering such participation agreement to the Company by the 15th day of the month immediately preceding the first day of the applicable Participation Period. Following the timely submission of a valid participation agreement, payroll deductions for a Participant shall commence on the first payroll period that occurs on or after the first day of the applicable Participation Period and shall continue for successive Participation Periods during which the Participant participates in the Plan, unless the Participant withdraws from the Plan pursuant to Section 7 or terminates employment with all Employers or ceases to be an Eligible Employee pursuant to Section 8.

        (c)    Enrollment after Withdrawal or Termination of Employment.    A Participant who withdraws from the Plan, terminates employment with all Employers or ceases to be an Eligible Employee may again become a Participant in the Plan for any subsequent Participation Period if he or she is an Eligible Employee on the Offer Date for such Participation Period and he or she delivers a new participation agreement to the Company by the 15th day of the month immediately preceding the first day of such Participation Period.

        (d)    Amount of Payroll Deduction.    A Participant shall elect on his or her participation agreement to have deductions made from his or her Compensation for each payroll period during a Participation Period at a rate of not less than One Percent nor more than 15 Percent of his or her Compensation. All such payroll deductions will be made in whole percentages.

        (e)    Participant's Contributions Account.    All payroll deductions that a Participant makes shall be credited to the Participant's Contributions Account. No interest or earnings shall accrue on any payroll deductions credited to a Participant's Contributions Account.

        (f)    Changes in Payroll Deductions.    Except as otherwise provided in this Section 4(f) and in Sections 7 (in connection with withdrawal from the Plan) and 8 (in connection with the Participant's termination of employment), a Participant may not increase or decrease the amount of his or her payroll deductions during a Participation Period. However, a Participant may increase (but not above 15 Percent) or decrease (but not below One Percent) the amount of his or her payroll deductions for a later Participation Period by delivering a new participation agreement to the Company by the 15th day of the month immediately preceding the first day of such later Participation Period. A Participant also has a one-time opportunity with respect to each Participation Period (no matter when such action is taken) to increase (but not above 15 Percent) or decrease (but not below One Percent) the amount of his or her payroll deductions for such Participation Period (and any subsequent Participation Period) by delivering a new participation agreement to the Company, and such increase or decrease will be effective as soon as administratively practical after the Participant delivers the new participation agreement to the Company (which will be no later than the beginning of the second payroll period beginning after the Participant delivers the new participation agreement to the Company).

        (g)    Participation During Leave of Absence.    The Committee in its discretion shall determine the extent to which any leave of absence for governmental or military service, illness, temporary disability or other reasons will impact an individual's enrollment or participation in the Plan or his or her rights under the Plan. For purposes of this Plan, the employment relationship will be treated as continuing intact while an individual is on military, sick leave or other bona fide leave of absence (such as temporary employment by the Government) if the period of such leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment is guaranteed either by statute or by contract. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave. Unless the Committee otherwise provides, if a Participant goes on an unpaid leave of absence during a Participation Period, no further payroll deductions will be made for such Participation Period. However, unless such Participant withdraws from the Plan pursuant to Section 7, he or she will continue to be a Participant for the Participation Period and the Participant's Purchase Rights for the Participation Period shall be automatically exercised on the Purchase Date for such Participation Period in accordance with

Section 6. Additionally, unless such Participant withdraws from the Plan pursuant to Section 7, he or she will continue to be a Participant for any ensuing Participation Period so long as further payroll deductions may be made for such Participation Periods. When the employment relationship is deemed to have terminated, the Participant will be subject to the provisions of Section 8 hereof.

5.    GRANT OF PURCHASE RIGHTS.

        (a)    Number of Purchase Right Shares.    On the Offer Date of each Participation Period, a Participant shall be granted a Purchase Right to purchase on the Purchase Date of such Participation Period, at the applicable Purchase Price, such number of shares of Common Stock (including fractional shares) as is determined by dividing the amount of the Participant's payroll deductions allocated to the Participant's Contributions Account during the Participation Period by the applicable Purchase Price, subject to the maximum limit of shares of Common Stock that may be purchased as described below. All Participants receiving Purchase Rights shall have the same rights and privileges under the Plan with respect to such Purchase Rights.

        (b)    Purchase Price.    The Purchase Price per share of Common Stock for a Participant shall be the lesser of:

          (i)    85 Percent of the Fair Market Value per share of the Common Stock on the Offer Date for the Participation Period; or

          (ii)  85 Percent of the Fair Market Value per share of the Common Stock on the Purchase Date for the Participation Period.

        (c)    Certain Limitations.    Notwithstanding any other provision of the Plan, no Participant shall be granted a Purchase Right for a Participation Period:

          (i)    If, immediately after the Purchase Right is granted, the Participant would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary within the meaning of Section 423(b)(3) of the Code. For purposes of this Section 5(c)(i), stock ownership of a Participant shall be determined under the stock attribution rules of Section 424(d) of the Code, and stock that the Participant may purchase under outstanding Purchase Rights or options shall be treated as stock the Participant owns.

          (ii)  To the extent that the Participant's rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any Subsidiary would accrue at a rate that exceeds $25,000 in Fair Market Value of such stock (determined as of the Offer Date) for each calendar year in which any Purchase Right is outstanding at any time. For this purpose, the right to purchase stock accrues when the Purchase Right first becomes exercisable during the calendar year. This limitation is meant to comply with the requirements of Section 423(b)(8) of the Code and will be construed accordingly.

          (iii)  If the Participant makes a hardship withdrawal from a cash or deferred arrangement established by the Company or any Subsidiary and is prohibited from making employee contributions to the Plan under Section 401(k) of the Code and the Treasury Regulations thereunder, in which case the Participant shall be deemed to have withdrawn from the Plan in accordance with Section 7 as of the date of such hardship withdrawal.

          (iv)  For more than 2,500 shares of Common Stock for any Participation Period.

        Any Purchase Right granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 5(c). To the extent necessary to comply with this Section 5(c), a Participant's payroll deductions may be decreased to Zero Percent at any time during a Participation Period. In that event, payroll deduction shall recommence, if at all, at the rate provided in such Participant's Participation Agreement at the beginning of the first Participation Period for which payroll deductions can commence after compliance with this Section 5(c), unless the Participant withdraws from the Plan pursuant to Section 7 or terminates employment with all Employers or ceases to be an Eligible Employee pursuant to Section 8.

6.    EXERCISE OF PURCHASE RIGHTS.

        (a)    Automatic Exercise.    Notwithstanding any other provision of the Plan, the Participant's Purchase Right for the purchase of Common Stock during a Participation Period shall be automatically exercised on the Purchase Date applicable to such Participation Period, and the maximum number of shares of Common Stock (including fractional shares) under the Purchase Right shall be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Contributions Account at that time (subject to the limitations set forth in Section 5(c)).

        (b)    Delivery of Stock.    As soon as reasonably practicable after each Purchase Date, the shares of Common Stock each Participant purchases on such Purchase Date shall be credited to an account in such Participant's name with one or more brokers the Committee designates. A Participant will be issued a certificate for his or her shares of Common Stock when his or her participation in the Plan is terminated, the Plan is terminated, or upon request.

        (c)    Termination of Purchase Right.    A Purchase Right granted during a Participation Period that is not automatically exercised on the Purchase Date shall expire at the end of the last day of the Participation Period, unless earlier terminated as provided in Section 7 or Section 8.

        (d)    Excess Account Balances.    Any payroll deductions credited to a Participant's Contributions Account for a Participation Period that have not been used to purchase Common Stock on the Purchase Date for such Participation Period (as of a result of the limitations set forth in Section 5(c) or otherwise) shall be paid to the Participant (without interest) within 30 days after the last day of the Participation Period. Any amounts to be paid to a Participant after his or her death shall be paid to the personal representative of the Participant's estate.

        (e)    Rights as a Shareholder.    No Participant shall have any rights as a shareholder unless and until certificates for shares of Common Stock have been issued to the Participant or the transfer agent for the Common Stock reflects the Participant's ownership in the Company's stock ledger or other appropriate record of Common Stock ownership.

7.    WITHDRAWAL.

        A Participant may withdraw from participation for a Participation Period (and any subsequent Participation Period) by giving written notice to the Company in a form acceptable to the Company, and such withdrawal generally will be effective as soon as administratively practical after the Participant delivers his or her written notice of withdrawal to the Company (which will be no later than the beginning of the second payroll period beginning after the Participant delivers the written notice of withdrawal to the Company). If the Participant desires to withdraw by the first day of a Participation Period, the Company must receive the Participant's written notice of withdrawal by the 15th day of the month immediately preceding the first day of such Participation Period. If the Company does not receive the written notice of withdrawal by then, the withdrawal will be effective as generally described above. In the event of withdrawal, (i) the balance in the Participant's Contributions Account will not be paid to the Participant other than as otherwise described in Section 6 but shall be used for the automatic exercise of the Participant's Purchase Right as described therein and (ii) no further payroll deductions will be made after the withdrawal is effective. A Participant's withdrawal from participation for any Participation Period will not have any effect upon his or her eligibility to participate in any succeeding Participation Period or in any similar plan which any Employer may hereafter adopt. Notwithstanding the foregoing, however, if a Participant withdraws during a Participation Period, payroll deductions shall not resume at the beginning of a succeeding Participation Period unless the Participant timely delivers to the Company a new participation agreement and otherwise complies with the terms of the Plan. Notwithstanding the foregoing, this Section 7 is subject to the provisions of Section 8, which governs any withdrawal in connection with a termination of employment.

8.    TERMINATION OF EMPLOYMENT.

        (a)    Termination Due to Death.    If a Participant dies during a Participation Period, the Participant shall be deemed to have withdrawn from participation in the Plan as of the date of death, and no further payroll deductions will be made for such Participation Period after the Participant's last payroll period with all Employers. The Participant's Purchase Rights for the Participation Period shall be automatically exercised on the Purchase Date for such Participation Period in accordance with Section 6.

        (b)    Termination Due to Disability or Retirement.    If a Participant during a Participation Period terminates employment with all Employers on account of being Disabled or terminates employment with all Employers on account of Retirement, the Participant shall be deemed to have withdrawn from participation in the Plan as of the date the Participant terminates employment with all Employers on account of being Disabled or terminates employment with all Employers on account of Retirement, and no further payroll deductions will be made for such Participation Period after the Participant's last payroll period with all Employers. The Participant's Purchase Rights for the Participation Period shall be automatically exercised on the Purchase Date for such Participation Period in accordance with Section 6.

        (c)    Other Termination.    Upon termination of a Participant's employment for any reason, other than as a result of death, becoming Disabled or taking Retirement, or in the event that a Participant ceases to be an Eligible Employee, the Participant shall be deemed to have withdrawn from participation in the Plan as of the date of his or her termination of employment, other than as a result of death, becoming Disabled or taking Retirement, or, if applicable, as of the date he or she ceased to be an Eligible Employee. In that case, no further payroll deductions will be made for such Participation Period after the Participant's last payroll period with all Employers, or, if applicable, after the Participant's last payroll period with all Employers as an Eligible Employee. The Participant's Purchase Rights for the Participation Period shall be automatically exercised on the Purchase Date for such Participation Period in accordance with Section 6.

9.    TRANSFERABILITY.

        A Participant may not transfer, assign, pledge or otherwise dispose of a Purchase Right (or any rights attendant to a Purchase Right) granted pursuant to the Plan other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Employee Retirement Income Security Act of 1974, as amended. No Purchase Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Purchase Right, or levy of attachment or similar process upon the Purchase Right not specifically permitted herein, shall be null and void and without effect, except that the Committee in its discretion may treat such act as an election to withdraw during a Participation Period in accordance with Section 7 hereof. A Purchase Right is exercisable during the Participant's lifetime only by the Participant. A Purchase Right is exercisable after the Participant's death only by the personal representative of the Participant's estate.

10.    ADJUSTMENTS AFFECTING PURCHASE RIGHTS.

        (a)    Changes in Capitalization.    The Board, in its sole discretion, may adjust the number of shares of Common Stock available under the Plan, the number of shares of Common Stock subject to each outstanding Purchase Right, and the Purchase Price for such shares of Common Stock in order to reflect any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or reclassification of Common Stock, payment of any stock dividend, or any other similar increases or decreases in the number of outstanding shares of Common Stock without the receipt of consideration therefor. Adjustments the Board makes pursuant to this Section 10(a) shall be final and binding on all parties.

        (b)    Dissolution, Merger, and Consolidation.    Upon dissolution or liquidation of the Company, upon a merger or consolidation of the Company in which the Company is not the surviving corporation or upon any other similar event or transaction, each Participant who holds Purchase Rights under the Plan shall be entitled to purchase at the next Purchase Date the same relative cash, securities, and/or other property which a holder of Common Stock was entitled to receive at the time of such transaction. The Board shall take whatever action is deemed reasonably necessary to assure that Participants receive the benefits described in this Section 10(b).

11.    SHAREHOLDER APPROVAL OF PLAN.

        The Board has adopted this Plan on the date set forth below, to be effective as of the Effective Date. The Plan shall be submitted to the shareholders of the Company for their approval within 12 months of the Board's adoption of the Plan. The adoption of the Plan is conditioned upon the approval of the Plan by the shareholders of the Company within such 12-month period. Therefore, no Purchase Right may be exercised until the shareholders of the Company approve the Plan. The Plan and all outstanding Purchase Rights hereunder shall be null and void and of no effect if the shareholders of the Company do not approve the Plan within such 12-month period.

12.    ADOPTION OF PLAN BY SUBSIDIARIES.

        The Company, by action of the Board, may authorize any of its Subsidiaries to adopt the Plan. A Subsidiary, if the Company has authorized it to do so, may adopt the Plan by action of its board of directors.

13.    ADMINISTRATION AND CLAIMS PROCEDURES.

        (a)  The Committee shall administer the Plan, unless the Board has not appointed a Committee, in which case the Board shall administer the Plan. References to the "Committee" shall include the Committee, the Board if it is acting in its administrative capacity with respect to the Plan, and any delegates the Committee appoints pursuant to Section 13(b). Each member of the Committee, if not the Board, serves at the pleasure of the Board, which may change the membership of the Committee or fill any vacancy at any time. The Committee shall select one of its members as a chairman and shall hold meetings at the times and places as it may deem advisable. The Committee shall take all actions by majority decision. Any action evidenced by a written instrument that the majority of the members of the Committee sign shall be as fully effective as if the Committee had taken the action by a majority vote at a meeting duly called and held.

        (b)  Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish rules and procedures for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other written instruments used in connection with the Plan; (iii) to determine the terms and provisions of the Purchase Rights granted hereunder; and (iv) to construe and interpret the Plan, the Purchase Rights, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be final and binding upon each Employer, each Employee, each Participant and any other person claiming a right under the Plan. Except to the extent prohibited by the Plan or by applicable law, the Committee may appoint one or more persons to assist in the administration of the Plan and may delegate all or any part of its responsibilities and powers, other than any power to amend or terminate the Plan, to any such person or persons. The Committee in its discretion may administer the Plan as it deems appropriate, including without limitation using paperless and electronic means to administer the Plan.

        (c)  Subject to the indemnification provisions of the Company's Certificate of Incorporation and Bylaws and applicable law, the Company shall indemnify members of the Committee against the reasonable expenses, including attorney's fees, such members actually and necessarily incur in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of action taken or not taken in connection with the Plan or any Purchase Right hereunder, and against all amounts they or any of them pay in settlement thereof or in satisfaction of a judgment in any action, suit or proceeding. However, the Company shall not indemnify a member of the Committee for matters as to which he (i) shall be adjudged in the action, suit or proceeding to be liable for gross negligence or intentional misconduct or (ii) derived an improper personal benefit.

        (d)  It is not necessary for a Participant to file a claim in order to receive benefits under this Plan. On receipt of a claim for benefits, however, the Committee will respond in writing within 90 days. If necessary, the Committee's first notice will indicate any special circumstances requiring an extension of time for the Committee's decision. The extension notice must indicate the date by which the Committee expects to render its decision; an extension of time for processing may not exceed 90 days after the end of the initial 90-day period for a determination. If the claimant's claim is wholly or partially denied, the Committee must give written notice of such denial within the time provided in the preceding sentences. An adverse notice must specify the reason for the denial. There also must be specific reference to the provisions of the Plan or related documents or law on which the denial is based. If additional materials or information is necessary for the claimant to perfect his or her claim for benefits, it must be described and there must be an explanation of why that material or information is necessary. An adverse notice must disclose appropriate information about the steps that the claimant must take if he or she desires to submit a claim for review of the adverse decision. If notice that a claim has been denied is not furnished within the time required herein, the claim is deemed denied.

        (e)  On proper written request for a review from the claimant to the Committee, there must be a review by the Committee. The Committee must receive the claimant's written request before the 61st day after the claimant's receipt of notice that a claim has been denied according to (d) above. The claimant and his or her authorized representative are entitled to be present and heard if any hearing is used as part of the review. The Committee will determine whether there will be a hearing. Before any hearing, the claimant or a duly authorized representative may review all Plan documents and other papers that affect the claim and may submit issues and comments in writing. The Committee must schedule any hearing to give sufficient time for this review and submission, giving notice as to the schedule and deadlines for the submissions. The Committee must advise the claimant in writing of the final determination after review. The decision on review must be written in a manner calculated to be understood by the claimant and must include specific reasons for the decision and specific references to the pertinent provisions of the Plan or related documents or law on which the decision is based. The written final determination must be rendered within 60 days after the request for review is received, unless special circumstances (in the Committee's discretion) require an extension of time for processing. If an extension is necessary, the decision must be rendered as soon as possible but no later than 120 days after the receipt of the request for review.

        (f)    A claimant may not file any suit or other action for benefits under this Plan unless and until he or she submits a proper written request for a review of any adverse decision of such claim for benefits and then exhausts the administrative process described herein. A claimant then shall have 90 days from the date he or she receives an adverse final determination of such claim on review under (e) above in which to file suit in a court of competent jurisdiction (as described herein) for benefits under the Plan. If the claimant does not file suit within such 90-day period, the claimant shall be forever barred from doing so. To the full extent lawful, the Company and each Employer and every claimant under this Plan hereby consents irrevocably to personal jurisdiction, service and venue in connection with any claim or controversy arising under this Plan in the courts of the State of Georgia located in Atlanta, Georgia and in the federal courts in the Northern District of the State of Georgia, and each waives all objections to jurisdiction, service and venue in such courts.

14.    AMENDMENT AND TERMINATION OF THE PLAN.

        The Board may at any time and from time to time modify, amend, suspend or terminate the Plan or any Purchase Right granted hereunder, provided, however, that (i) shareholder approval shall be required of any amendment to the Plan to the extent Section 423 of the Code or other applicable law, rule or regulation requires shareholder approval (including without limitation any amendment that increases the aggregate number of shares of Common Stock that may be purchased under the Plan or changes individuals who are eligible to participate in the Plan other than as set forth herein); and (ii) no amendment to the Plan or a Purchase Right may materially and adversely affect any Purchase Right outstanding at the time of the amendment without the consent of the holder thereof, except to the extent the Plan otherwise provides, as necessary to comply with applicable law or as necessary to ensure that the Plan and any Purchase Rights granted hereunder comply with the requirements of Section 423 of the Code. The Plan shall terminate automatically at the time all shares of Common Stock subject to the Plan have been purchased hereunder. Upon termination of the Plan, the Committee shall give notice to affected Participants, terminate all payroll deductions, terminate all outstanding Purchase Rights, and pay Participants (without interest) any balances remaining in their Contributions Accounts as soon as practicable following Plan termination, unless the Committee in its discretion makes alternative provisions for handling the termination of the Plan.

15.    UNFUNDED PLAN.

        Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its discretion, may set aside in anticipation of any liability under the Plan. Neither the Company nor any Subsidiary shall be required to set aside any specific funds, assets or property in anticipation of any liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

16.    USE OF FUNDS.

        The proceeds the Company receives from the sale of Common Stock pursuant to Purchase Rights will be used for general corporate purposes.

17.    WITHHOLDING TAXES.

        Upon the exercise of any Purchase Right under the Plan, in whole or in part, or at the time of disposition of some or all of the Common Stock acquired pursuant to the exercise of a Purchase Right or any other applicable time, the Participant's Employer shall withhold applicable federal, state and local taxes from a Participant's Compensation or shall require the Participant to remit to the Employer amounts sufficient to satisfy all such federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for shares of Common Stock.

18.    NO RIGHT OF CONTINUED EMPLOYMENT.

        Neither the Plan nor any Purchase Right shall confer upon a Participant the right to continue in the employment of the Company or any Subsidiary or affect any right of the Company or any Subsidiary to terminate the employment of such Participant at any time for any reason.

19.    DISPOSITIONS OF STOCK.

        A Participant who acquires shares of Common Stock pursuant to the exercise of Purchase Rights under this Plan shall notify the Committee, in writing, if he or she sells, transfers, or otherwise disposes of such shares of Common Stock before the later of (i) one year after the Purchase Date on which the Participant acquired such shares or (ii) two years after the Offer Date on which the related Purchase Right was granted. If at any time a Participant (or former Participant) transfers legal title of a share of Common Stock he or she purchased under the Plan, the Company shall provide to such Participant (or former Participant) a written statement and make such other reporting in the manner and setting forth such information as Section 6039 of the Code and the Treasury Regulations thereunder require.

20.    NOTICES.

        Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company on the date it is received by the Company at its principal executive offices and shall be deemed delivered to an Eligible Employee on the date he or she receives it.

21.    APPLICABLE LAW.

        To the extent not inconsistent with Section 423 of the Code and any Treasury Regulations thereunder, all questions pertaining to the validity, construction and administration of the Plan and any Purchase Rights granted hereunder shall be determined in conformity with the laws of the State of Georgia, without regard to the conflict of laws provisions of any state, to the extent not preempted by federal law.

22.    OTHER RESTRICTIONS ON PURCHASE RIGHTS AND SHARES.

        Notwithstanding any other provision of the Plan, no Purchase Rights may be granted or exercised under the Plan for a Participation Period unless the shares of Common Stock to be purchased under such Purchase Rights are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended, as of the first day of such Participation Period. The Company may impose such restrictions on any Purchase Rights and shares of Common Stock acquired upon exercise of Purchase Rights as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan or make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended, the federal securities laws, or any blue sky or state securities laws). The Company may cause a restrictive legend to be placed on any certificate issued for shares of Common Stock under the Plan in such form from time to time as applicable laws and regulations may require or legal counsel of the Company may advise.

23.    SEVERABILITY.

        If any provision of the Plan is deemed illegal or invalid, the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan, and such illegality or invalidity shall not affect the remaining provisions of the Plan.

        IN WITNESS WHEREOF, the Company has caused this Plan to executed as of the    day of                        , 2002.

EARTHLINK, INC.
By:

Name:

Its:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
EARTHLINK, INC.

        The undersigned stockholder(s) of EarthLink, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Company's 2002 Annual Meeting of Stockholders, and hereby appoints Charles G. Betty and Michael S. McQuary, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (local time) on Thursday, May 23, 2001 at GCATT, 250 14th Street, Atlanta, Georgia 30309 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

— Please Detach and Mail in the Envelope Provided —

☐    Please mark your votes as indicated in this example

Please date, sign and mail your proxy card back as soon as possible!

1.
ELECTION OF CLASS III DIRECTORS
☐	FOR ALL NOMINEES
☐	WITHHOLD AS TO ALL NOMINEES
Charles G. Betty Sky D. Dayton
FOR ALL NOMINEE(S) (Except as written below):

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1), (2), (3) AND (4) LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.

2.
Proposal to approve and adopt the Company's Employee Stock Purchase Plan and reserve the shares of the Company's Common Stock for issuance under the plan.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
Ratification of the selection of Ernst & Young LLP to serve as Company's independent auditors for the fiscal year ending December 31, 2002.
☐ FOR	☐ AGAINST	☐ ABSTAIN
4.
To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING    ☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST 'FOR' THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

Signature	Signature if held jointly	Dated , 2002

NOTE: Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee or guardian or as an officer, signing for a corporation or other entity, please give full title under signature.

QuickLinks

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES
PROPOSAL 1—ELECTION OF DIRECTORS
DIRECTORS CONTINUING IN OFFICE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Officer Compensation
Table I—Summary Compensation Table
Table II—Option Grants in Fiscal 2001
Table III—Option Exercises In Fiscal 2001 and Fiscal 2001 Year-End Option Values
STOCK PERFORMANCE GRAPH
AUDIT COMMITTEE
Audit Committee Report
PROPOSAL 2 APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
SOLICITATION OF PROXIES
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
ANNUAL REPORT
EARTHLINK, INC. EMPLOYEE STOCK PURCHASE PLAN